Exhibit 10.1

UNIT PURCHASE AGREEMENT

BY AND AMONG

MARATHON PATENT GROUP, INC.

AND

THE PURCHASERS PARTY HERETO

EXHIBITS

TO

UNIT PURCHASE AGREEMENT

Exhibit A	Form of 5% Convertible Promissory Note
Exhibit B	Form of Warrant
Exhibit C	Funding Instructions
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Escrow Agreement

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (the “Agreement”) is entered into as of the date set forth on the signature page hereto by and among Marathon Patent Group, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereto (which purchasers are hereinafter collectively referred to as the “Purchasers” and each individually as, a “Purchaser”).

BACKGROUND

A.                                    Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Section 9.

B.                                    Subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, Units of the Company as more fully described in this Agreement.

C.                                    Each Unit shall consist of (a) a $5,500,000 5% principal amount secured convertible promissory note (the “Note”), convertible into Common Stock at a conversion price equal to the lesser of (i) $0.20 per share or (ii) the price of the Common Stock on the day prior to conversion of the Note (with a floor of $0.10 per share) (the “Conversion Price”), and (b) five-year warrants to purchase such number of shares of Common Stock as shall be issuable upon exercise of the Notes, (the “Warrants”), at an exercise price per share equal to $0.30 per share, which Warrant will be exercisable at any time for a period of five (5) years commencing six (6) months from the date of issuance (collectively, the “Units”) at a price per Unit equal to $5,500,000 (the “Offering”).  Purchasers in the Offering may subscribe for a fraction of a Unit.

D. The Note shall be substantially in the form of Exhibit A annexed hereto.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.                                      SALE AND PURCHASE OF UNITS.

1.1                               Sale and Purchase of Units.  Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Units set forth on the signature pages hereto, at a purchase price per Unit equal to $5,500,000 per Unit (“Purchase Price”).

1.2                               Issuance of Warrants.  The Warrants shall be in form and substance substantially the same as the form of Warrant in Exhibit B annexed hereto.

2.                                      CLOSINGS, DELIVERY AND PAYMENT.

2.1                               Closing.  The closing of the sale and purchase of the Units (the “Closing”), shall take place electronically upon the satisfaction (such date, the “Closing Date”) of the conditions to set forth in Section 5 hereof. Subject to the foregoing, at the Closing, the Company shall issue, on a pro rata basis to the Purchasers, up to $5,500,000 of Units to be delivered to the Escrow Agent in accordance with the terms of the Escrow Agreement (as defined below). In the event that a Closing for at least $3,500,000 has not occurred by August 30, 2017, this Agreement will terminate and the Company shall cause any of the Purchase Price that has been funded into the Escrow Account (as defined below) to be returned to the Purchasers. Provided that a Closing for at least $3,500,000 has occurred, the Company may hold additional closings, each a “Closing”, at which time additional Units may be sold until $5,500,000 is raised. The Escrow Agreement which is attached as Exhibit E hereto contains provisions governing the release of the escrowed funds and Units from the Escrow Account following Closing. Until released to the Company in accordance with the Escrow Agreement, the Purchasers will have a first security interest in the funds in the Escrow Account which shall be perfected by the filing of a UCC-1financial statement which the Company hereby consents to.

2.2                               Delivery; Payment.  On or prior to the Closing Date, subject to the terms and conditions hereof, the Purchasers will deliver the full amount of the Purchase Price subscribed for in cash by wire transfer of immediately available funds to the Escrow Account established pursuant to the Escrow Agreement, substantially in the form of Exhibit E annexed hereto.   On the Closing Date, the Company shall deliver the Notes and Warrants included in the Units purchased by the Purchasers, in accordance with Section 2.1 and the Purchasers shall deliver the Unit purchase price, to the Escrow Account in accordance with the instructions set forth in Exhibit C annexed hereto. In the event of additional Closings, the Company shall satisfy the closing conditions set forth in Sections 2.1 and 5.1 at each such Closing.

3.              REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that the statements made in this Section 3, except as qualified in the disclosure schedules referenced herein and attached hereto (the “Schedules”), are true and correct on the date hereof and as of the Closing Date. The Schedules shall be arranged to correspond to the numbered paragraphs contained in this Section 3, and the disclosure in any paragraph of the Schedules shall qualify other subsections in Section 3 only to the extent that it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other subsections. For purposes of this Section 3, “knowledge” shall mean the personal knowledge of any of the Company’s officers or directors or what they would have known upon having made reasonable inquiry.

3.1                               Organization, Good Standing and Qualification.  The Company and each of its material Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the material Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, and results of operations of the Company and the Subsidiaries taken as a whole (the occurrence of any such effect being herein referred to as a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2                               Subsidiaries.  The SEC Reports include a true and complete list of each of the Subsidiaries and their respective jurisdictions of organization. Except as set forth on Schedule 3.2, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except as set forth on Schedule 3.2, neither the Company nor any Subsidiary is a participant in any joint venture, partnership or similar arrangement, except for the Company’s arrangement with DBD Credit Funding, LLC, as described in the SEC Reports.

3.3                               Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and, subject to satisfaction of the closing conditions set forth in Section 5 hereof, no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith, except that shareholder approval of this Agreement shall be required in order for the Purchasers to exercise or convert in excess of 19.99% of the Company’s current outstanding Common Stock as set forth in the Notes and Warrants. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.4                               No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.5                               Filings, Consents and Approvals.  Except for NASDAQ approval, filings with the SEC, any required state “Blue Sky” filings, or any consents or waivers that have been or will be obtained, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

3.6                               Issuance of the Securities.  The Notes and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The shares of Common Stock underlying the Warrants (the “Warrant Shares”) and the shares of Common Stock underlying the Notes (the “Conversion Shares”), when issued in accordance with the terms of the Warrants and the Notes, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares and the Conversion Shares on the date hereof.

3.7                               Capitalization.  The capitalization of the Company is as set forth in the SEC Reports. Except as disclosed on Schedule 3.7 or the SEC Reports, and the Transaction Documents, there are no outstanding securities of the Company or any Subsidiary which contain any right of first refusal, preemptive right, right of participation, or any similar right. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that has not been waived. Except as a result of the purchase and sale of the Units, and except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or common stock equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no proxies, stockholder agreements, or any other agreements between the Company or any Subsidiary and any securityholder of such entity or, to the knowledge of the Company, among any securityholders of the Company or any Subsidiary, including agreements relating to the voting, transfer, redemption or repurchase of any securities of such entity.  Neither the Company nor any Subsidiary has any outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in such entity upon the occurrence of certain events. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities except as contemplated hereby (including the shareholder approval required as a condition to Closing). There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as required by law, including any federal securities rules and regulations, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company or any Subsidiary pursuant to its Organizational Documents or other governing documents or any agreement or other instruments to which the Company or any Subsidiary is a party or by which it is bound.

3.8                               SEC Reports; Financial Statements.   The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act , including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials and any amendments filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements (the “Financial Statements”) of the Company included in its Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ending March 31, 2017 have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the footnotes thereto except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

3.9                               Absence of Liabilities.  Except as set forth in the SEC Reports or on Schedule 3.9 hereto,  since December 31, 2016: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made. Except as set forth in the SEC Reports or on Schedule 3.9, neither the Company nor any Subsidiary is a guarantor or indemnitor of any liability of any other Person. Schedule 3.9 hereto sets forth all accounts payable and other liabilities of the Company as of the date hereof

3.10                        Agreements; Action.

3.10.1.           Disclosure.  Except as set forth on Schedule 3.10.1, the SEC Reports include exhibits consisting of all of the following Contracts to which the Company and its Subsidiaries or any of their respective properties or assets are a party or otherwise bound (each a “Material Contract”):

(a)                                 Contracts not made in the ordinary course of business;

(b)                                 Contracts among one or more stockholders of the Company or any Subsidiary which by their respective terms require performance after the date hereof;

(c)                                  Contracts or commitments involving future expenditures, actual or potential, in excess of $150,000 after the date hereof;

(d)                                 Contracts or commitments for the performance of services for the Company or any Subsidiary by a third party which has a term of one (1) year or more and involves expenditures by the Company or any Subsidiary of $150,000 or more;

(e)                                  Contracts (A) to employ, engage or terminate executive officers and other Contracts with present or former executive officers or directors of the Company which by their respective terms require performance after the date hereof, or (B) that will result in the payment of, or the creation of any Liability on the part of the Company or any Subsidiary to pay, any severance, termination, “golden parachute,” or other similar payments to any present or former executive officers or directors of the Company or any Subsidiary following termination of employment or engagement or otherwise;

(f)                                   any lease under which any Subsidiary is either lessor or lessee of personal property requiring annual lease payments (including rent and any other charges) in excess of $150,000, and any lease under which any Subsidiary is either lessor or lessee of any real property, including any Real Property Lease;

(g)                                  promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay in excess of $150,000, whether the Company or any Subsidiary shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company or any Subsidiary in the ordinary course of business to purchasers of its products or services and obligations to pay vendors in the ordinary course of business and consistent with past practice);

(h)                                 Contracts containing covenants limiting the freedom of the Company or any Subsidiary to engage in any activity anywhere in the world;

(i)                                     Contracts between the Company or any Subsidiary and any United States federal, state or local government or any foreign government, or any Governmental or Regulatory Authority, or any agency or department thereof, or with any educational institution or part thereof;

(j)                                    any power of attorney granted by the Company or any Subsidiary in favor of any Person;

(k)                                 Contracts pertaining to any material joint ventures, partnerships or similar arrangements;

(l)                                     any Contract or other arrangement with an Affiliate; and

(m)                             any Contract not otherwise required to be listed pursuant to Subsections (a) — (m) above and with respect to which the consequences of a default, non-renewal or termination could reasonably be expected to have a Material Adverse Effect in the absence of a replacement Contract or arrangement therefor.

3.10.2.           The Company has provided or made available, either through access to the SEC Reports or otherwise upon request, true and complete copies, of all of the Material Contracts to the Purchasers.

3.10.3.           To the best of the Company’s knowledge, each of the Company and its Subsidiaries has in all material respects performed the obligations required to be performed by it to date under each Material Contract to which it is a party and is not in default or breach thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

3.10.4.           No Consent of any party to any Material Contract is required in connection with the transactions contemplated by this Agreement and the other Transaction Documents, except any consents that have been obtained.

3.10.5.           The execution, delivery and performance of this Agreement and the other Transaction Documents do not and will not (a) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Material Contract, (b) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Material Contract or (c) result in the creation or imposition of any Liability or any Encumbrances upon the Intellectual Property or any assets of the Company or any Subsidiary under the terms of any such Material Contract.

3.10.6.           Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary or any representative thereof is a party to any binding Contract or has engaged in the past twelve (12) months in any discussions regarding, and is not a party to or otherwise bound by any Contract in respect of, (a) any purchase, lease, license or other acquisition of any other Person, whether by equity purchase, merger, consolidation, reorganization or otherwise, or all or substantially all of the assets of any other Person, or the entering into by the Company or any Subsidiary of any share exchange with any other Person, (b) any change of control transaction with respect to the Company or its Subsidiaries, or (c) liquidation with respect to the Company or any Subsidiary.

3.11                        Changes.  Except as set forth on Schedule 3.11, or as disclosed in the SEC Reports, as contemplated in the Transaction Documents, or where the occurrence of any of the following events would not have a Material Adverse Effect, since December 30, 2016, there has not been:

3.11.1.           any effect, event, condition or circumstance (including, without limitation, the initiation of any litigation or other legal, regulatory or investigative proceeding) against the Company that individually or in the aggregate, with or without the passage of time, the giving of notice, or both, has had or could reasonably be expected to have a Material Adverse Effect;

3.11.2.           any resignation or termination of any director, officer or key employee of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received notification of any impending resignation from any such Person;

3.11.3.           any material change in the contingent obligations of the Company or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise;

3.11.4.           any material damage, destruction or loss adversely affecting the assets, properties, business, financial condition or prospects of the Company and its Subsidiaries taken as a whole, whether or not covered by insurance;

3.11.5.           any waiver by the Company or any Subsidiary of a valuable right or of any debt;

3.11.6.           any development, event, change, condition or circumstance that constitutes, whether with or without the passage of time or the giving of notice or both, a default under any outstanding debt obligation of the Company or any Subsidiary;

3.11.7.           any change in any compensation arrangement or agreement with any employee, consultant, officer, director or stockholder of the Company or any Subsidiary that would increase the cost of any such agreement or arrangement to the Company or any Subsidiary by more than $10,000 in each instance;

3.11.8.           any labor organization activity of the employees of the Company or any Subsidiary;

3.11.9.           any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary;

3.11.10.    any change in the accounting methods or practices followed by the Company or any Subsidiary; or

3.11.11.    any Contract or commitment made by the Company or any Subsidiary to do any of the foregoing.

3.12                        Title to Properties and Assets; Liens, etc.  Except where a violation of this Section 3.12 could reasonably be expected to have a Material Adverse Effect, or as disclosed in the SEC Reports, the Company and each Subsidiary has good and marketable title to the properties and assets it owns, and the Company and each Subsidiary has a valid license in all properties and assets licensed by it, including the properties and assets reflected as owned in the most recent balance sheet included in the Financial Statements all as described in the SEC Reports, and has a valid leasehold interest in its leasehold estates, in each case subject to no Encumbrance, other than those resulting from Taxes which have not yet become delinquent or those of the lessors of leased property or assets. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or any Subsidiary are in good operating condition and repair, ordinary wear and tear excepted and are fit and usable for the purposes for which they are being used. Each of the Company and its Subsidiaries is in compliance with all terms of each lease to which it is a party or is otherwise bound.

3.13                        Intentionally omitted.  .

3.14                        Compliance with Other Instruments.  Except as set forth in the SEC Reports or on Schedule 3.14, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.15                        Litigation.  Except as set forth in the SEC Reports or on Schedule 3.15, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any investigation of the Company or any Subsidiary, nor is the Company aware of any fact that would make any of the foregoing reasonably likely to arise. Neither the Company nor any Subsidiary is a party or subject to the provisions of any Order. Except as set forth in the SEC Reports or on Schedule 3.15, there is no Legal Proceeding by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

3.16                        Tax Returns and Payments.

3.16.1.           Except as set forth in the SEC Reports or on Schedule 3.16.1, the Company and each Subsidiary has filed all Tax Returns required to be filed by it, and each such entity has timely paid all Taxes owed (whether or not shown on any Tax Return). All such Tax Returns were complete and correct, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of such entity and any other information required to be shown thereon. The Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder, member or other third party. The Company and each Subsidiary has established adequate reserves for all Taxes accrued but not yet payable. No deficiency assessment with respect to or proposed adjustment of the Company and/or any Subsidiaries Taxes is pending or, to the knowledge of the Company, threatened.  There is no tax lien (other than for current Taxes not yet due and payable), imposed by any taxing authority, outstanding against the assets, properties or the business of the Company or any Subsidiary.

3.16.2.           Neither the Company nor any Subsidiary has agreed to make any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any corresponding provision of state, local or foreign tax law) by reason of a change in accounting method or otherwise, and neither the Company nor any Subsidiary will be required to make any such adjustment as a result of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary has been or is a party to any tax sharing or similar agreement. Neither the Company nor any Subsidiary is or has ever been a party to any joint venture, partnership, limited liability company, or other arrangement or Contract which could be treated as a partnership for federal income tax purposes. Neither the Company nor any Subsidiary is or has ever been a “United States real property holding corporation” as that term is defined in Section 897 of the Code.

3.17                        Employees.

3.17.1.           (a) Neither the Company nor any Subsidiary has, or has ever had any, collective bargaining agreements with any of its employees; (b) there is no labor union organizing activity pending or, to the knowledge of the Company, threatened with respect to the Company or any Subsidiary; (c) no employee has or is subject to any agreement or Contract to which the Company or any Subsidiary is a party (including, without limitation, licenses, covenants or commitments of any nature) regarding his or her employment or engagement; (d) to the best of the Company’s knowledge, no employee is subject to any Order that would interfere with his or her duties to the Company or any Subsidiary or that would conflict with the businesses the Company or any Subsidiary as currently conducted and as proposed to be conducted; (e) no employee is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such Person to be employed by, or to contract with, the Company or any Subsidiary; (f) to the best of the Company’s knowledge, the continued employment by the Company or any Subsidiary of its present employees, and the performance of their respective duties to such entity, will not result in any violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any Subsidiary, and neither the Company nor any Subsidiary has received any written notice alleging that such violation has occurred; (g) no employee or consultant has been granted the right to continued employment by or service to the Company or any Subsidiary or to any compensation following termination of employment with or service to the Company or any Subsidiary; and (h) neither the Company nor any Subsidiary has any present intention to terminate the employment or engagement or service of any officer or any significant employee or consultant

3.17.2.           Except as set forth in the SEC Reports or on Schedule 3.17.1, there are no outstanding or, to the knowledge of the Company, threatened claims against the Company or any Subsidiary or any Affiliate (whether under federal or state law, under any employment agreement, or otherwise) asserted by any present or former employee or consultant of the Company or any Subsidiary.  Neither the Company nor any Subsidiary is in violation of any law or Requirement of Law concerning immigration or the employment of persons other than U.S. citizens.

3.18                        Pension and Other Employee Benefit Plans.

3.18.1.           There are set forth or identified in the SEC Reports or in Schedule 3.18.1 all of the plans, funds, policies, programs and arrangements sponsored or maintained by the Company or any Subsidiary on behalf of any employee or former employee of the Company or any Subsidiary (or any dependent or beneficiary of any such employee or former employee) with respect to (a) deferred compensation or retirement benefits; (b) severance or separation from service benefits (other than those required by law); (c) incentive, performance, stock, share appreciation or bonus awards; (d) health care benefits; (e) disability income or wage continuation benefits; (f) supplemental unemployment benefits; (g) life insurance, death or survivor’s benefits; (h) accrued sick pay or vacation pay; or (i) any other material benefit offered under any arrangement constituting an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and not excepted by Section 4 of ERISA (the foregoing being collectively called “Employee Benefit Plans”).  Schedule 3.18.1 sets forth all such Employee Benefit Plans subject to the provisions of Section 412 of the Code as well as any “multi-employer plans” within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of ERISA. Except as set forth on Schedule 3.18.1,  the transactions contemplated by this Agreement will not result in any payment or series of payments by the Purchasers, the Company or any Subsidiary of an “excess parachute payment” within the meaning of Section 280G of the Code or any other severance, bonus or other payment on account of such transactions.  Except as set forth on Schedule 3.18.1, none of the Employee Benefit Plans is under investigation or audit by the United States Department of Labor, the Internal Revenue Service or any other Governmental or Regulatory Authority.

3.18.2.           Except as set forth in the SEC Reports or on Schedule 3.18.2, (a) the Company and each Subsidiary has complied with its obligations under all applicable Requirements of Law including, without limitation, of ERISA and the Code with respect to such Employee Benefit Plans and all other arrangements that provide compensation or benefits to any Employee and the terms thereof, whether or not such person is directly employed by the Company or any Subsidiary and (b) there are no pending or, to the knowledge of the Company, threatened actions or claims for benefits by any employee, other than routine claims for benefits in the ordinary course of business. No Employee Benefit Plan provides any benefits to any former employees.

3.18.3.           All Employee Benefit Plans that are intended to meet the requirements of Section 401(a) of the Code have been determined by the Internal Revenue Service to meet such requirements and have at all times operated in compliance with such requirements.

3.18.4.           All employment Taxes, premiums for employee benefits provided through insurance, contributions to Employee Benefit Plans, and all other compensation and benefits to which employees are entitled, have been timely paid or provided as applicable, and there is no liability for any such payments, contributions or premiums.

3.19                        Real Property.  Neither the Company nor any Subsidiary has any interest in any real estate, except that the Company and its Subsidiaries lease the properties described in the SEC Reports or on Schedule 3.19 (the “Leased Real Property”). The Leased Real Property is adequate for the operations of each of the Company and its Subsidiaries’ businesses as currently conducted and as contemplated to be conducted. Except as set forth in the SEC Reports or Schedule 3.19, the Company and each Subsidiary has paid all amounts due from it, and is not in default under any leases for the Leased Real Property and there exists no condition or event, which, with the passage of time, giving of notice or both, would reasonably be expected to give rise to a default under or breach of any leases for the Leased Real Property.

3.20                        Permits; Regulatory.  No Regulatory Approval or Consent of, or any designation, declaration or filing with, any Governmental or Regulatory Authority or any other Person is required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents (including, without limitation, the issuance of the Units), except such Regulatory Approvals, Consents, designations, declarations or filings that have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing as will be filed in a timely manner. The Company and each Subsidiary has all franchises, Permits, licenses and any similar authority necessary for the conduct of its business as now being conducted all as described in the SEC Reports.

3.21                        Environmental and Safety Laws.  Neither the Company nor any Subsidiary has caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise, except in compliance with all applicable Environmental Laws. To the best of the Company’s knowledge, the Company and each Subsidiary and the operation of their respective businesses are in compliance with all applicable Environmental Laws. To the best of the Company’s knowledge, all of the Leased Real Property and all other real property which the Company or any Subsidiary occupy (the “Premises”) is in compliance with all applicable Environmental Laws and Orders or directives of any Governmental or Regulatory Authority having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or Orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.  Each of the Company and its Subsidiaries and the operation of their respective businesses are and have been in compliance with all applicable Environmental Laws. To the knowledge of the Company, there have occurred no and there are no events, conditions, circumstances, activities, practices, incidents, or actions that may give rise to any common law or statutory liability, or otherwise form the basis of any Legal Proceeding, any Order, any remedial or responsive action, or any investigation or study involving or relating to the Company or any Subsidiary, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substance.

3.22                        Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit all as described in the SEC Reports.

3.23                        Offering Valid.  Assuming the accuracy of the representations and warranties of the Purchasers contained herein, the offer, sale and issuance of the Units will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will be exempt from registration and qualification under applicable state securities laws.

3.24                        Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including the Schedules and Exhibits hereto, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is, as of the Closing Date, true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

3.25                        Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Purchase Price. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.26                        Investment Company Act.  Neither the Company nor any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.27                        Foreign Payments; Undisclosed Contract Terms.

3.27.1.           To the knowledge of the Company, neither the Company nor any Subsidiary has made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any Person in violation of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations promulgated thereunder.

3.27.2.           To the knowledge of the Company, there are no understandings, arrangements, agreements, provisions, conditions or terms relating to, and there have been no payments made to any Person in connection with any agreement, Contract, commitment, lease or other contractual undertaking of the Company or any Subsidiary which are not expressly set forth in such contractual undertaking.

3.28                        No Broker.  Neither the Company nor any Subsidiary has employed any broker or finder, or incurred any liability for any brokerage or finder’s fees in connection with the sale of the Units pursuant to this Agreement or the other Transaction Documents.

3.29                        Compliance with Laws.  Neither the Company nor any Subsidiary is in violation of, or in default under, any Requirement of Law applicable to such Subsidiary, or any Order issued or pending against such Subsidiary or by which the Company’s or such Subsidiary’s properties are bound, except for such violations or defaults that have not had, and could not reasonably be expected to have, a Material Adverse Effect.

3.30                        No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.31                        Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.32                        No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.33                        Intentionally Omitted.

3.34                        Stock Option Plans. Except as set forth in the SEC Reports or on Schedule 3.34, each stock option or stock issuance granted by the Company under the Company’s stock incentive plan was granted (i) in accordance with the terms of the Company’s stock incentive plan and (ii) such options had an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.35                        Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.36                        U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

3.37                        Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.38                        Bad Actor Disqualification

(a)                                 No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”).

(b)                                 Other Covered Persons. The Company is not aware of any person that (i) has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities and (ii) who is subject to a Disqualification Event.

3.39                        Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.40                        Sarbanes-Oxley; Internal Accounting Controls.  Except as set forth in the SEC Reports, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the

Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.41                        Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

3.42                        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, in connection with the sale of the Securities.

3.43                        DTC Status.  The Company’s transfer agent, Equity Stock Transfer (the “Transfer Agent”) is a member participant of the Depository Trust Company Automated Securities Transfer Program.  The Company’s Common Stock is currently eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. As of the date of the Agreement, the Company’s common stock is currently trading on NASDAQ under the symbols “MARA”.

3.44                        Intentionally Omitted.

3.45                        Registration Rights.  Except as set forth on Schedule 3.45 or in the SEC Reports and as required pursuant to the Registration Rights Agreement, neither the Company nor any Subsidiary is under any obligation, or has granted any rights that have not been terminated, to register any of such Subsidiary’s currently outstanding securities or any of its securities that may hereafter be issued.

3.46                        Intentionally Omitted.

3.47                        Right to Receive Additional Shares and Right of Participation. Except as set forth on Schedule 3.47 or in the SEC Reports or in connection with the Units issued in this Offering, no existing shareholder of the Company has any right to cause the Company to issue additional shares of Common Stock to such shareholder and no shareholder has any right of participation in connection with this Offering that has not been waived.

3.48                        Solvency.  Based on the consolidated financial condition of the Company and Subsidiaries as of each Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the transactions contemplated in the Transaction Documents and the agreements set forth in the schedules and exhibits hereto: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The SEC Reports discloses, as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

3.49                        Accountants.  The Company’s accounting firm is set forth on Schedule 3.49.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 30, 2017.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and such accountants.

3.50                        Holding Period. The Company represents that the Securities will be deemed to be beneficially owned upon issuance, subject to applicable laws and will not take any position to the contrary.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company as of the date hereof and as of the Closing Date, that:

4.1.1                     Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each

Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.1.2                     Understandings or Arrangements.  Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, and cannot be sold without such registration or an available exemption therefrom, and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

4.1.3                     Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Notes, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

4.1.4                     Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.1.5                     Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

5.                                      CONDITIONS TO THE CLOSING.

5.1                               Conditions to Purchasers’ Obligations at the Closing.  The obligations of the Purchasers to consummate the transactions contemplated herein to be consummated at the Closing, on or prior to the Closing, of the conditions set forth below and applicable thereto.

5.1.1.                  Representations and Warranties; Performance of Obligations.  Each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date (except as otherwise set forth therein). As of any Closing, the Company shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing Date. At such Closing, the Purchasers shall have received certificates of the Company dated as of the date of such Closing, signed by the president or chief executive officer of the Company, certifying as to the fulfillment of the conditions set forth in this Section 5.1 and the truth and accuracy of the representations and warranties of the Company contained herein as of the Closing Date.

5.1.2.                  Issuance in Compliance with Laws.  The sale and issuance of the Units shall be legally permitted by all laws and regulations to which any of the Purchasers and the Company are subject.

5.1.3.                  Filings, Consents, Permits, and Waivers.  The Company shall have made all filings and obtained any and all Consents, Permits, waivers, and Regulatory Approvals necessary for consummation of the transactions contemplated by the Agreement and the other Transaction Documents, except for such filings as are not due to be made until after the applicable Closing.

5.1.4.                  Reservation of the Common Stock, Warrant Shares and Conversion Shares.  The Warrant Shares and Conversion Shares, which were the subject of such Closing shall have been duly authorized and reserved for issuance by the Board of Directors.

5.1.5.                  Registration Rights Agreement.  On or prior to the Closing, the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), shall have been executed and delivered by the Company.

5.1.6.                  Legal Opinion.  On the Closing Date, the Purchasers shall have received a legal opinion addressed to each of them, dated as of the Closing Date, substantially in the form agreed to from Sichenzia Ross Ference Kesner LLP.

5.1.7.                  Intercreditor Agreement. On or subsequent to the closing, the Purchasers and the Company shall have entered into an intercreditor agreement with DBD Credit Funding LLC.

5.1.8.                  Proceedings and Litigation.  No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Units or the other transactions contemplated by this Agreement or any of the other Transaction Documents.

5.1.9.                  No Material Adverse Effect.  Since the date hereof, there shall not have occurred any effect, event, condition or circumstance (including, without limitation, the initiation of any litigation or other legal, regulatory or investigative proceeding) that individually or in the aggregate, with or without the passage of time, the giving of notice, or both, that has had, or could reasonably be expected to have, a Material Adverse Effect or which could adversely affect the Company’s ability to perform its respective obligations under this Agreement or any of the other Transaction Documents.

5.1.10.           Shareholder Approval. The issuances of the Securities underlying the Notes and Warrants shall have been duly approved by shareholders of the Company prior to issuance of any Common Stock that exceeds 19.99% of the current outstanding Common Stock of the Company, as set forth in the Notes and Warrants. In the event that Shareholder approval is not obtained by October 31, 2017, the balance of the funds held in the Escrow Account shall be returned to the Purchasers pro-rata based on the amount of their investment. If there are insufficient funds available in the account or otherwise, the Company will issue the Purchasers promissory notes with economic terms substantially similar to the Notes and the Purchasers shall return the pro-rata portion of the Notes and Warrants for cancellation.

5.1.11.           Elimination of Outstanding Indebtedness to DBD Credit Funding LLC. As of the Closing Date, the Company will have entered into an agreement that provides for the elimination of the outstanding indebtedness to DBD Credit Funding LLC on terms and conditions acceptable to the Purchasers.

5.1.12.           No Participation Rights. Any right of participation in this Offering by any Person shall have been waived by such Person.

5.1.13.           Intentionally Omitted.

5.1.14.           Balance Sheet.  The Company shall have provided a pro forma balance sheet dated as of the Closing Date.

5.1.15.           Delivery of Documents at the Closing.  The Company shall have executed and delivered the following documents, on or prior to the Closing Date:

(a)                                 Notes.  Original Notes for the amounts invested in substantially the form of Exhibit A for the Notes to be issued on the Closing Date;

(b)                                 Warrants.   Original certificates for the Warrants, in substantially the form of Exhibit B for the Warrants to be issued on the Closing Date;

(c)                                  Legal Opinion.  The legal opinion required by Section 5.1.6 hereof;

(d)                                 Secretary’s Certificate.  A certificate of the Secretary of the Company (i)attaching and certifying as to the Company’s Certificate of Incorporation, (ii) attaching and certifying as to the Bylaws of the Company in effect at the Closing, (iii) attaching and certifying as to copies of resolutions by the Board of Directors of the Company authorizing and approving this Agreement and the other Transaction Documents; and the transactions contemplated hereby; (iv) certifying as to the incumbency of the officers of the Company executing this Agreement and the other Transaction Documents.

5.1.16.           Market Condition. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time from the date hereof prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

5.2                               Conditions to Obligations of the Company at the Closing.  The obligation of the Company to consummate the transactions contemplated herein to be consummated at the Closing, is subject to the satisfaction, on or prior to the date of such Closing of the conditions set forth below and applicable thereto, any of which may be waived in writing by the Company:

5.2.1.                  Payment of Purchase Price. The Purchasers shall have delivered the aggregate Purchase Price to the Escrow Account as of the Closing Date.

5.2.2.                  Representations and Warranties; Performance of Obligations.  Each of the representations and warranties of the Purchasers contained herein shall be true and correct on and as of the Closing Date. As of the Closing Date, the Purchasers shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by them at or prior to the Closing Date.

5.2.3.                  Proceedings and Litigation.  No action, suit or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the purchase and sale of the Units or the other transactions contemplated by this Agreement.

5.2.4.                  Qualifications.  All Permits, if any, that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

6.                                      COVENANTS OF THE PARTIES.

6.1                               Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, the parties to this Agreement shall use their respective good faith commercially reasonable efforts to take, or cause to be taken, without any party being obligated to incur any material internal costs or make any payment or payments to any third party or parties which, individually or in the aggregate, are material and are not otherwise legally required to be made, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable for such party to consummate and make effective, in the most expeditious manner practicable, the Closing and the other transactions contemplated hereunder.

6.2                               Post-Closing Filings.  In connection with the Closing, the Company and the Purchasers, if applicable, agree to file all required forms or filings under applicable securities laws.

6.3                               Transfer Restrictions.

6.3.1                     The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than: (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144, (iii) a transfer to the Company, (iv) a transfer to an Affiliate of a Purchaser, or (v) in connection with a pledge as contemplated in Section 6.3.3, the Company may require the transferor thereof to provide to the Company, at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the other Transaction Documents.

6.3.2                     The Purchasers agree to the imprinting, so long as is required by Section 6.3.1, of a legend on any of the Securities, including the Notes, the Warrants, the Warrant Shares and the Conversion Shares, substantially in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6.3.3                     The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an Accredited Investor and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledge or secure Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to a registration rights agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

6.3.4                     Certificates evidencing the Underlying Shares, except as otherwise required by applicable law, rule, regulation of practice, shall not contain any legend (“Unlegended Shares”) (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effective date of a registration statement if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any Notes are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following such time as such legend is no longer required under this Section 6.3.4, it will, no later than two Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Corporation shall use reasonable best efforts to deliver such shares within two (2) Trading Days).  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

6.3.5                     In addition to such Purchaser’s other available remedies, provided the conditions for legend removal set forth in Section 6.3.4 exist, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the higher of the actual purchase price or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 6.3.4, $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

6.3.6                     In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

6.3.7                     In the event a Purchaser shall request delivery of Unlegended Shares as described in this Section 6.3.7 and the Company is required to deliver such Unlegended Shares, the Company may not refuse to deliver Unlegended Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Underlying Shares to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

6.3.8                     In addition to any other rights available to Purchaser, if the Company fails to deliver to a Purchaser Unlegended Shares as required pursuant to this Agreement and after the Legend Removal Date the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Underlying Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

6.3.9                     Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6.3.9 is predicated upon the Company’s reliance upon this understanding.

6.4                               Acknowledgment of Dilution.  The Company and Purchasers acknowledge that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company and Purchasers further acknowledge that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company, provided the requirements for issuance of the Underlying Shares are met, including, without limitation, the requirement to obtain NASDAQ approval and the approval of shareholders in accordance with Nasdaq Rule 5635(d).

6.5                               Furnishing of Information; Public Information.

6.5.1                     Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to file all periodic reports with the Commission pursuant to the Exchange Act and maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act after such time as the Company initially becomes subject to such requirements and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and timely file all reports that would be required to be filed by an issuer subject to Section 12(b) or 12(g) of the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

6.5.2                     At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or impairment of its ability to sell the Securities, an amount in cash equal to 2.0% of the aggregate amount of the Purchase Price for the Units and accrued interest thereon, and aggregate Exercise Price of Warrant Shares held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 6.5.2 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  Notwithstanding anything herein to the contrary, the Company’s obligation for Public Information Failure Payments shall not exceed 6%.

6.6.                            Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities pursuant to the Transaction Documents.

6.7                               Conversion and Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes to the knowledge of the Company.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes except as contemplated in the Transaction Documents. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

6.8                               Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.  If a replacement certificate or instrument evidencing any securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.9                               Securities Laws Disclosure; Publicity.  The Company shall on or before the fourth Trading Day following the Closing Date, file a Current Report on Form 8-K including the Transaction Documents as exhibits thereto with the Commission (“Form 8-K”).    From and after the filing of the Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any Subsidiary, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents prior to the date hereof.  The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market unless the name of such Purchaser is already included in the body of the Transaction Documents, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).  The Company may file a Form 10-Q in lieu of the Form 8-K provided such filing contains the content required to be included in the Form 8-K and the Form 10-Q is filed not later than the Trading Day after the Closing Date.

6.10                        Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

6.11                        Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.12                        Form D; Blue Sky Filings.  The Company shall timely file a Form D with respect to the Securities as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of the Purchasers. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

6.13                        Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered on a ratable basis to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

6.14                        Reservation and Listing of Securities.

6.14.1              The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

6.14.2              If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

6.14.3              The Company shall prior to the Closing, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.  The Company will take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until the earlier of (i) at two (2) years after the Closing Date, and (ii) for so long as the Notes or Warrants are outstanding, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  In the event the aforedescribed listing is not continuously maintained for two (2) years after the Closing Date and for so long as Notes or Warrants are outstanding (a “Listing Default”), then in addition to any other rights the Purchasers may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate Purchase Price, conversion price of Conversion Shares and purchase price of Warrant Shares held by such Purchaser or which may be acquired upon exercise of Warrants on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured.  If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.  Notwithstanding anything herein to the contrary, the Company’s obligation for Listing Default payments shall not exceed 6%.

6.15                        Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities from the Closing for repayment of accounts payable and working capital as described on Schedule 6.15.

6.16                        Purchaser’s Exercise Limitations.  The Company shall not effect exercise of the rights granted in Section 7.2 of this Agreement, and a Purchaser shall not have the right to exercise any portion of such rights granted in Section 7.2 only to the extent that after giving effect to such exercise, the Purchaser, would beneficially own in excess of the Beneficial Ownership Limitation (as defined in the Notes and Warrants), applied in the manner set forth in the Notes and Warrants.  In such event the right by Purchaser to benefit from such rights or receive shares in excess of the Beneficial Ownership Limitation shall be held in abeyance until such times as such excess shares shall not exceed the Beneficial Ownership Limitation, provided the Purchaser complies with the Purchaser’s other obligations in connection with the exercise by Purchaser of its rights pursuant to Section 7.2.

6.17                        Consent For Subsequent Equity Sales. For as long as 25% of the Notes sold hereunder are outstanding, the Company may not sell any securities above 6,000,000 shares without the prior written consent of the purchaser who purchases the largest principal amount of Notes in the Offering (the “Designated Purchaser”), provided that, such consent will not be required with respect to any Exempt Issuances.  Unless terminated earlier by agreement of the Designated Purchaser and the Company, the restrictions contained in this Section 6.17 shall expire on the 4th anniversary of the date of this Agreement.

6.18                        Subsequent Equity Sales.  From the date hereof until the Notes are no longer outstanding, the Company will not, without the consent of the Designated Purchaser  enter into any Equity Line of Credit or similar agreement, issue or agree to issue floating or Variable Priced Equity Linked Instruments nor issue or agree to issue any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, a “Variable Rate Transaction”).  For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or Common Stock Equivalents or any of the foregoing at a price that can be reduced either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or upon the issuance of any debt, equity or Common Stock Equivalent, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual net cash amount received by the Company in consideration of the original issuance of such convertible instrument.  For so long as the Notes or Warrants are outstanding, the Company will not, without the consent of a Designated Purchaser, issue any Common Stock or Common Stock Equivalents to officers, directors, and employees of the Company unless such issuance is an Exempt Issuance or in the amounts and on the terms set forth on Schedule 6.18.  For so long as any Notes and Warrants are outstanding, the Company will not amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of this Agreement pursuant to which same were or may be acquired without the consent of a Designated Purchaser, if the result of such amendment would be the issuance of securities at an effective price per share of Common Stock less than the higher of the Conversion Price or Warrant Exercise Price in effect at the time of such amendment.  Except for Exempt Issuances for so long as the Notes are outstanding, the Company will not issue any Common Stock or Common Stock Equivalents, without the consent of a Designated Purchaser.  The restrictions and limitations in this Section 6.18 are in addition to and shall apply whether or not a Purchaser exercises its rights pursuant to Section 7.2.

6.19                        Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on such Purchaser’s behalf or pursuant to any understanding with such Purchaser will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release or Form 8-K as described in Section 6.9.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a press release or Form 8-K as described in Section 6.9, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Further, each Purchaser severally and not jointly with the other Purchasers covenants that neither it, nor any of its Affiliates will engage in any Short Sale transactions at any time while it beneficially owns any Securities.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release or Form 8-K as described in Section 6.9, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release or Form 8-K, and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the filing of the Form 8-K.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

6.20                        Maintenance of Property.  The Company shall and cause each Subsidiary to keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

6.21                        Preservation of Corporate Existence.  The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

6.22                        DTC Program.  At all times that Notes or Warrants are outstanding, the Company shall employ as the transfer agent for its Common Stock and Underlying Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock and Underlying Shares to be transferable pursuant to such program.

6.23                        Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person.  The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

6.24                        Further Registration Statements. Except as set forth on Schedule 6.24, from the date hereof until twenty-four (24) months after the final Closing Date, the Company will not, without the consent of a Designated Purchaser, file with the Commission or with state regulatory authorities any registration statements, shares reserved for outside securities counsel, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein, until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the date all the Underlying Shares have been registered in an effective registration statement that has been effective for not less than six months, or (ii) until all the Underlying Shares may be resold by the Subscribers pursuant to a registration statement or Rule 144b(l)(i), with regard to volume limitations for a period of not less than six months.  The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Notes.

6.25                        Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein or in the SEC Reports.

6.26                        Intercreditor Agreement. The Company and the Purchasers will enter into an intercreditor agreement with DBD Credit Funding, LLC.

6.27                        Duration of Undertakings.  Unless otherwise stated in this Section 6, all of the Company’s undertakings, obligations and responsibilities set forth in Section 6 of this Agreement shall remain in effect for so long as any Securities remain outstanding.

7.                                      INDEMNIFICATION AND EXPENSES.

7.1                               Indemnification of Purchasers.  Subject to the provisions of this Section 7.1, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after thirty (30) Business Days to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to: (1) any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, or (2) any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 7.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

7.2                               Most Favored Nation Provision.  From the date hereof and for so long as a Purchaser holds any Securities, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents, if a Purchaser then holding outstanding Securities reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchasers hereunder, upon notice to the Company by such Purchaser within five (5) Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms or conditions.  This Section 7.2 shall not apply with respect to an Exempt Issuance. The Company shall provide each Purchaser with notice of any such issuance or sale not later than ten (10) Trading Days before such issuance or sale.

7.3                               Indebtedness.  For so long as a Purchaser holds any Securities, the Company will not incur any Indebtedness other than Permitted Indebtedness, without the consent of the Designated Purchaser.

7.4                               Attorneys’ Fees and Expenses.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or any Transaction Document, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

8.                                      MISCELLANEOUS.

8.1                               Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury.  This Agreement shall be governed in all respects by the laws of the State of New York without regard to the conflict of laws principles of the State of New York or any other jurisdiction. No suit, action or proceeding with respect to this Agreement or any of the Transaction Documents may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement or any of the Transaction Documents and for any counterclaim therein.

8.2          Survival of Representations and Warranties.  The representations and warranties made by the Company and the Purchasers herein shall survive at the Closing. All statements contained in any certificate or other instrument delivered by or on behalf of any party to this Agreement, pursuant to or in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents shall be deemed to be representations and warranties made by such party.

8.3          Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party.  Notwithstanding the foregoing (a) any Purchaser may assign or transfer, in whole or, from time to time, in part, the right to purchase all or any portion of the Units to one or more of its Affiliates (subject to Affiliate qualification as an Accredited Investor) and (b) any Purchaser may assign or transfer any of its rights or obligations under this Agreement, in whole or from time to time in part, to the Company or any other Purchaser or any Affiliate of any other Purchaser. As a condition of any transfer pursuant to this Section 8.3, the transferee must agree in writing for the benefit of all parties to this Agreement (which writing shall be in form and substance reasonably acceptable to all parties to this Agreement) to be bound by the terms and conditions of this Agreement and all other Transaction Documents with respect to any Common Stock being transferred hereunder.

8.4          Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the other Transaction Documents and each of the Exhibits delivered pursuant thereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.5          Severability.  If any provision of the Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

8.6          Amendment and Waiver.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Designated Purchaser then, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  Whenever the term “consent of the Purchasers” or a similar term is employed herein, it shall mean the consent of a Designated Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.7          Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  Any waiver or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement, the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of the Agreement, the other Transaction Documents, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the other Transaction Documents, or otherwise afforded to any party, shall be cumulative and not alternative.

8.8          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be::

If to the Company, as follows:

11100 Santa Monica Boulevard Suite 380

Los Angeles, California 90025

E-Mail: frank@marathonpg.com

Fax: 703-997-7320

With a copy to:

Harvey Kesner, Esq.

Sichenzia Ross Ference Kesner  LLP

61 Broadway | 32nd Floor

New York, NY 10006

Fax: 212 930 9725

if to the Purchaser, to: the address and fax number indicated on the signature page

With a copy by fax only to (which shall not constitute notice):

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, New York 11581

Fax: (212) 697-3575

8.9        Expenses.  Each party shall pay all of such party’s costs and expenses that it incurs with respect to the preparation, negotiation, execution, delivery and performance of this Agreement, including, without limitation, any costs and expenses of its counsel, except that, the Company shall pay a legal fee to the Purchasers a fee of $50,000 as instructed by the Designated Purchaser.

8.10        Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.11        Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts (including execution by facsimile), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same.

8.12        Acknowledgment.  Any investigation or other examination that may have been made at any time by or on behalf of a party to whom representations and warranties are made in this Agreement or in any other Transaction Documents shall not limit, diminish, supersede, act as a waiver of, or in any other way affect the representations, warranties and indemnities contained in this Agreement and the other Transaction Documents, and the respective parties may rely on the representations, warranties and indemnities made to them in this Agreement and the other Transaction Documents irrespective of and notwithstanding any information obtained by them in the course of any investigation, examination or otherwise, whether before or after the Closing.

8.13        Publicity.  Except as otherwise required by law or applicable stock exchange rules, no announcement or other disclosure, public or otherwise, concerning the transactions contemplated by this Agreement shall be made, either directly or indirectly, by any party hereto which mentions another party (or parties) hereto without the prior written consent of such other party (or parties), which consent shall not be unreasonably withheld, delayed or conditioned.

8.14        No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

8.15        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

8.16        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

9.             DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings herein specified:

9.1          “Affiliate” shall mean, with respect to any Person specified: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer, or Subsidiary of the Person specified; and (iii) the spouse, parents, children, siblings, mothers-in-law, fathers-in law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law of the Person specified, whether arising by blood, marriage or adoption, and any Person who resides in the specified Person’s home.  Any director, officer, or Subsidiary of the Person specified.  For purposes of this definition and without limitation to the previous sentence, (x) “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (y) any Person beneficially owning, directly or indirectly, more than ten percent (10%) or more of any class of voting securities or similar interests of another Person shall be deemed to be an Affiliate of that Person.

9.2          “Agreement” shall have the meaning set forth in the preamble to this Agreement.

9.3          “Balance Sheet Date” shall have the meaning set forth in Section 3.9.

9.4          “Closing” shall have the meaning set forth in Section 2.1.

9.5          “Code” shall have the meaning set forth in Section 3.16.2.

9.6          “Common Stock” shall have the common stock, par value $0.0001 of the Company.

9.7          “Company” shall have the meaning set forth in the preamble to this Agreement.

9.8          “Consents” shall mean any consents, waivers, approvals, authorizations, or certifications from any Person or under any Contract, Organizational Document or Requirement of Law, as applicable.

9.9          “Contracts” shall mean any indentures, indebtedness, contracts, leases, agreements, instruments, licenses, undertakings and other commitments, whether written or oral.

9.10        “Conversion Shares” shall have the meaning set forth Section 3.6.

9.11        “Copyrights” shall mean all copyrights, copyrightable works, mask works and databases, including, without limitation, any computer software (object code and source code), Internet web-sites and the content thereof, and any other works of authorship, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same including all reissues, extensions and renewals thereto, and all moral rights thereto under the laws of any jurisdiction.

9.12        “Designated Purchaser” shall have the meaning set forth in Section 6.17.

9.13        “Employee Benefit Plans” shall have the meaning set forth in Section 3.18.1.

9.14        “Encumbrance” shall mean any security interests, liens, encumbrances, pledges, mortgages, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever.

9.15        “Environmental Laws” shall mean any Federal, state or local law or ordinance or Requirement of Law or regulation pertaining to the protection of human health or the environment.

9.16        “ERISA” shall have the meaning set forth in Section 3.18.1.

9.17        “Escrow Account” shall mean the escrow account maintained by the Escrow Agent under the Escrow Agreement.

9.18        “Escrow Agreement” shall mean the escrow agreement, dated on or about the date hereof, between the Company and the Escrow Agent.

9.19        “Escrow Agent” shall mean such person or entity as is set forth in the Escrow Agreement,                                                shall act as escrow agent under the Escrow Agreement.

9.20        “Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, directors, or employees of the Company prior to and after the Closing Date in the amounts and on the terms set forth on Schedule 3.7, or pursuant to a Company approved equity incentive plan of up to 10,000,000 shares, (b) securities upon the exercise or exchange of or conversion of Securities issued hereunder (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 3.7, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued or issuable pursuant to this Agreement or the Notes, the Warrants, or upon conversion of any such securities.

9.21        “Financial Statements” shall have the meaning set forth in Section 3.8.

9.22        “Governmental or Regulatory Authority” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

9.23        “Hazardous Substances” shall mean oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

9.24        “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP

9.25        “Leased Real Property” shall have the meaning set forth in Section 3.19.

9.26        “Legal Proceeding” shall mean any action, suit, arbitration, claim or investigation by or before any Governmental or Regulatory Authority, any arbitration or alternative dispute resolution panel, or any other legal, administrative or other proceeding.

9.27        “Liabilities” shall mean all obligations and liabilities including, without limitation, direct or indirect indebtedness, guaranties, endorsements, claims, losses, damages, deficiencies, costs, expenses, or responsibilities, in any of the foregoing cases, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured.

9.28        “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

9.29        “Licensed Intellectual Property” shall mean all Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, know-how, inventions, methods, techniques and other intellectual property any one or more  Entities have or has the right to use in connection with its business or their respective businesses, as applicable, pursuant to license, sublicense, agreement or permission.

9.30        Intentionally omitted.

9.31        “Material Adverse Effect” shall have the meaning set forth in Section 3.1.

9.32        “Material Contract” shall have the meaning set forth in Section 3.10.1.

9.33        “Notes” shall have the meaning set forth in the preamble to this Agreement.

9.34        “Order” shall mean any judgment, order, writ, decree, stipulation, injunction or other determination whatsoever of any Governmental or Regulatory Authority, arbitrator or any other Person whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final and whether voluntarily imposed or consented to).

9.35        “Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of incorporation, by-laws or other governing or constitutive documents, if any.

9.36        “Owned Intellectual Property” shall mean all Copyrights, Patents, Trademarks, technology, trade secrets, know-how, inventions, methods, techniques and other intellectual property owned by the Company or any of its Subsidiaries.

9.37        “Patents” shall mean patents and patent applications (including, without limitation, provisional applications, utility applications and design applications), including, without limitation, reissues, patents of addition, continuations, continuations-in-part, substitutions, additions, divisionals, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions and the like, any foreign or international equivalent of any of the foregoing, and any domestic or foreign patents or patent applications claiming priority to any of the above.

9.38        “Permits” shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, Orders, qualifications and similar rights or approvals granted or issued by any Governmental or Regulatory Authority relating to the Business.

9.39        “Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $100,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $100,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

9.40        “Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Liens, and (c) Liens in connection with Permitted Indebtedness under clauses (a), and (b) thereunder, and Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

9.41        “Person” shall mean any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or Governmental or Regulatory Authority.

9.42        “Premises” shall have the meaning set forth in Section 3.21.

9.43        “Purchase Price” shall have the meaning set forth in Section 1.1.

9.44        “Purchasers” and “Purchaser” shall have the meaning set forth in the preamble to this Agreement.

9.45        “Registration Rights Agreement” shall have the meaning set forth in Section 5.1.5.

9.46        “Regulatory Approvals” shall mean all Consents from all Governmental or Regulatory Authorities.

9.47        “Requirement of Law” shall mean any provision of law, statute, treaty, rule, regulation, ordinance or pronouncement having the effect of law, and any Order.

9.48        “Schedules” shall have the meaning set forth in the preamble to Section 3.

9.49        Intentionally Omitted.

9.50        “SEC” shall mean Securities and Exchange Commission.

9.51        “SEC Reports” shall have the meaning set forth in Section 3.8.

9.52        “Securities” shall have the meaning set forth in Section 3.30.

9.53        “Securities Act” shall have the meaning set forth in Section 3.25.

9.54        “Subsidiaries” and “Subsidiary” shall mean, with respect to any Person (including the Company), any corporation, partnership, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries of such Person.

9.55        “Subsequent Disbursement” shall have the meaning set forth in Section 2.1.

9.56        “Subsequent Disbursement Date” shall have the meaning set forth in Section 2.1.

9.57        “Tax Returns” shall mean any material declaration, return, report, estimate, information return, schedule, statements or other document filed or required to be filed in connection with the calculation, assessment or collection of any Taxes or, when none is required to be filed with a taxing authority, the statement or other document issued by, a taxing authority.

9.58        “Taxes” shall mean (i) any tax, charge, fee, levy or other assessment including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign Governmental or Regulatory Authority, domestic or foreign or (ii) any Liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation §1.1502-6 or comparable Requirement of Law.

9.59        “Trademarks” shall mean trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, uniform resource locators (URLs), domain names, trade dress, any other names and locators associated with the Internet, other source of business identifiers, whether registered or unregistered and whether or not currently in use, and registrations, applications to register and all of the goodwill of the business related to the foregoing.

9.60        “Transaction Documents” shall mean this Agreement, the Warrants, the Registration Rights Agreement, the Notes, the Escrow Agreement, and all other documents, certificates and instruments executed and delivered at the Closing.

9.61        “Units” shall have the meaning set forth in the preamble to this Agreement.

9.62        “Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Notes and upon the exercise of the Warrants and any other shares of Common Stock issued or issuable to a Purchaser in connection with or pursuant to the Securities or Transaction Documents.

9.63        “Warrant Shares” shall have the meaning set forth in Section 3.6.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of    , 2017.

COMPANY:

MARATHON PATENT GROUP, INC.

By:
Name:
Title:

PURCHASER SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Total Purchase Price For Purchaser: $

Number of Units:

EIN Number:

Company Disclosure Schedules

EXHIBIT A

FORM OF 5% CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FUNDING INSTRUCTIONS

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

FORM OF ESCROW AGREEMENT